Exhibit 99.2

UNAUDITED TALLGRASS ENERGY, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
References to "we", "us" or "our," and "TGE" refer to Tallgrass Energy, LP and its consolidated subsidiaries. TGE previously entered into a definitive Agreement and Plan of Merger, dated as of March 26, 2018 (the "Merger Agreement"), with Tallgrass Equity, Tallgrass Energy Partners, LP, a Delaware limited partnership ("TEP"), Tallgrass MLP GP, LLC, a Delaware limited liability company and the general partner of TEP ("TEP GP"), and Razor Merger Sub, LLC, a Delaware limited liability company. The merger transaction contemplated by the Merger Agreement (the "TEP Merger") was completed effective June 30, 2018, and as a result, 47,693,097 TEP common units held by the public were converted into the right to receive Class A shares of TGE at an exchange ratio of 2.0 Class A shares for each outstanding TEP common unit, TEP's incentive distribution rights were cancelled, TEP's common units are no longer publicly traded, and 100% of TEP's equity interests are now owned by Tallgrass Equity and its subsidiaries. The TEP Merger was accounted for as an acquisition of noncontrolling interest. Following consummation of the TEP Merger, TGE changed its name from "Tallgrass Energy GP, LP" to "Tallgrass Energy, LP" and began trading on the New York Stock Exchange under the ticker symbol "TGE" on July 2, 2018.
Because TGE controls TEP both before and after the TEP Merger, the changes in TGE's ownership interest in TEP will be accounted for as an equity transaction and no gain or loss will be recognized in TGE's consolidated statements of operations resulting from the TEP Merger. Since the TGE historical financial information includes the accounts of TEP, the historical financial information of TEP has not been shown separately.
The unaudited pro forma condensed consolidated financial statements present the impact of the TEP Merger on our results of operations. Because the TEP Merger was effective June 30, 2018, the unaudited condensed consolidated balance sheet as of December 31, 2018 as reported reflects the impact of the transaction. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 has been prepared based on certain pro forma adjustments to our condensed consolidated financial statements for the year ended December 31, 2018. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 has been prepared as if the transaction occurred on January 1, 2018. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if the transaction had taken place on January 1, 2018.

TALLGRASS ENERGY, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2018

	TGE Historical	Pro Forma Adjustments - TEP Merger	TGE Pro Forma
	(in thousands)
ASSETS
Current assets	$291,825	$—	$291,825
Property, plant and equipment, net	2,802,429	—	2,802,429
Unconsolidated investments	1,861,686	—	1,861,686
Deferred tax asset	273,531	—	273,531
Deferred charges and other assets	664,038	—	664,038
Total Assets	$5,893,509	$—	$5,893,509
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities	$438,755	$—	$438,755
Long-term debt, net	3,205,958	—	3,205,958
Other long-term liabilities and deferred credits	31,688	—	31,688
Total Liabilities	3,676,401	—	3,676,401

Commitments and Contingencies

Equity:
Class A Shareholders	1,725,537	—	1,725,537
Class B Shareholders	—	—	—
Total Partners’ Equity	1,725,537	—	1,725,537
Noncontrolling interests	491,571	—	491,571
Total Equity	2,217,108	—	2,217,108
Total Liabilities and Equity	$5,893,509	$—	$5,893,509

TALLGRASS ENERGY, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018

	TGE Historical	Pro Forma Adjustments - TEP Merger		TGE Pro Forma
	(in thousands, except per share amounts)
Revenues:
Crude oil transportation services	$398,334	$—		$398,334
Natural gas transportation services	126,894	—		126,894
Sales of natural gas, NGLs, and crude oil	168,586	—		168,586
Processing and other revenues	99,445	—		99,445
Total Revenues	793,259	—		793,259
Operating Costs and Expenses:
Cost of sales	114,815	—		114,815
Cost of transportation services	53,068	—		53,068
Operations and maintenance	72,460	—		72,460
Depreciation and amortization	110,862	—		110,862
General and administrative	70,656	—		70,656
Taxes, other than income taxes	31,810	—		31,810
Gain on disposal of assets	(11,043)	—		(11,043)
Total Operating Costs and Expenses	442,628	—		442,628
Operating Income	350,631	—		350,631
Other Income (Expense):
Equity in earnings of unconsolidated investment	306,819	—		306,819
Interest expense, net	(133,319)	—		(133,319)
Other income, net	(751)	—		(751)
Total Other Income	172,749	—		172,749
Net income before tax	523,380	—		523,380
Deferred income tax expense	(55,709)	(11,737)	(a)	(67,446)
Net income	467,671	(11,737)		455,934
Net income attributable to noncontrolling interests	(330,544)	95,377	(b)	(235,167)
Net income attributable to TGE	$137,127	$83,640		$220,767
Basic net income per TGE Class A share	$1.27			$1.43
Diluted net income per TGE Class A share	$1.27			$1.42
Basic average number of TGE Class A shares outstanding	107,586	46,948	(b)	154,534
Diluted average number of TGE Class A shares outstanding	109,817	46,401	(b)	156,218

TALLGRASS ENERGY, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact of the TEP Merger on our results of operations. Because the TEP Merger was effective June 30, 2018, the December 31, 2018 statement of financial position as reported reflects the impact of the transaction. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 has been prepared based on certain pro forma adjustments to our condensed consolidated financial statements for the year ended ended December 31, 2018.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if the transaction had taken place on January 1, 2018.
Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects the estimated impact of the pro forma adjustments on deferred tax expense based on our statutory income tax rate of 24.67% for the year ended December 31, 2018.

(b)
Reflects the acquisition and conversion of the 47,580,535 TEP common units to 2.0 TGE Class A shares per TEP Public Unit, or 95,161,070 TGE Class A shares, and related reallocation of net income attributable to TGE.

Note 3. Pro Forma Net Income Per TGE Class A Share
Basic net income per TGE Class A share is determined by dividing net income attributable to TGE by the weighted average number of outstanding TGE Class A shares during the period. TGE Class B shares do not share in the earnings of TGE. Accordingly, basic and diluted net income per TGE Class B share has not been presented.
Diluted net income per TGE Class A share is determined by dividing net income attributable to TGE by the weighted average number of outstanding diluted Class A shares during the period. For purposes of calculating diluted net income per TGE Class A share, we considered the impact of possible future exercises of the Exchange Right by the Exchange Right Holders on both net income attributable to TGE and the diluted weighted average number of TGE Class A shares outstanding. Pursuant to the TGE partnership agreement and the Tallgrass Equity limited liability company agreement, our capital structure and the capital structure of Tallgrass Equity will generally replicate one another in order to maintain the one-for-one exchange ratio between the Tallgrass Equity units and TGE Class B shares, on the one hand, and TGE Class A shares, on the other hand. As a result, the potential exchange of any TGE Class B shares does not have a dilutive effect on basic net income per TGE Class A share. The potential issuance of TGE Equity Participation Shares would have had a dilutive effect on the basic net income per TGE Class A share for the year ended December 31, 2018.